Exhibit 99.1

oldnational.com
Old National Contacts:

Media Relations
Kathy A. Schoettlin – (812) 465-7269/(812) 319-2711
NEWS RELEASE	Investor Relations
FOR IMMEDIATE RELEASE – August 8, 2017	Lynell J. Walton – (812) 464-1366
Anchor Bank Contacts:

Media Relations
Catherine Higgins Whiteside – (651) 675-4686/(612) 501-0761
Investor Relations
Dennis Nisler, CFO – (952) 476-5241

Old National partners with Anchor Bank, expands into Minnesota’s Twin Cities

•	Headquartered in St. Paul, Anchor Bank, N.A. is one of Minnesota’s largest community banks serving the Twin Cities and Mankato markets

•	As of June 30, 2017, Anchor Bank had $2.1 billion in total assets, $1.6 billion in loans, $1.7 billion in deposits, $164 million in common shareholders’ equity and 18 bank locations

•	Anticipated closing in early 1st quarter 2018

Evansville, Ind. and St. Paul, Minn. (August 8, 2017) – Evansville, Indiana-based Old National Bancorp (NASDAQ: ONB) (“Old National”) and St. Paul, Minnesota-based Anchor Bancorp, Inc., (“Anchor”) jointly announced today the execution of a definitive agreement under which Old National will acquire Anchor through a stock and cash merger. When completed, this transaction will position Old National as the seventh largest deposit holder in the Twin Cities market.

With $2.1 billion in total assets, $1.6 billion in total loans, $1.7 billion in deposits, and $164 million in common shareholder’s equity as of June 30, 2017, Anchor is a bank holding company with Anchor Bank, N.A. (“Anchor Bank”) as its wholly-owned subsidiary. Founded in 1967 and with 18 total branches, Anchor Bank is one of the largest community banks headquartered in the Twin Cities, and also serves Mankato, Minnesota. Anchor Bank has no affiliation with the former AnchorBank in Madison, Wisconsin, which Old National acquired in 2016.

This transaction is a continuation of Old National’s strategy to focus the expansion of its franchise in demographically attractive and economically vibrant growth markets with favorable competitive dynamics.

“This partnership, which marks Old National’s entry into Minnesota, is a natural extension of our franchise,” said Old National President & CEO Bob Jones. “Not only does it position us in strong, vibrant markets with proven growth potential, it also represents a perfect cultural fit and an opportunity to continue the strong legacy of service that has distinguished Anchor Bank for 50 years.”

“As we were looking for new ways to help Anchor support our growth, and the growth of our customers, we concluded that partnering with a larger organization would be the best option for our shareholders, employees and customers,” Carl Jones, Anchor Bank CEO said. “I’m looking forward to introducing the Twin Cities to Old National Bank, which has built a solid reputation for Midwestern sensibility, community-values and strong underlying ethics.”

Founded in Evansville, Indiana in 1834, with $15 billion in total assets and 188 banking centers as of June 30, 2017, Old National, the parent company of Old National Bank, is the largest financial services holding company headquartered in Indiana.

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Under the terms of the agreement, Anchor shareholders will receive 1.35 shares of Old National common stock and $2.625 in cash for each share of common stock of Anchor they hold. Based on Old National’s closing share price on August 7, 2017, of $16.45, this represents a total transaction value of approximately $303.2 million. The transaction value is likely to change due to fluctuations in the price of Old National common stock and is also subject to adjustment under certain circumstances as provided in the merger agreement. The definitive merger agreement has been unanimously approved by the Board of Directors of both Old National and Anchor. The transaction remains subject to regulatory approval and the vote of Anchor shareholders. The transaction is anticipated to close early in first quarter 2018.

Old National was advised by Keefe, Bruyette and Woods, Inc. and the law firm of Krieg DeVault LLP. Anchor was advised by Sandler O’Neill + Partners, L.P. and the law firm of Barack Ferrazzano Kirschbaum & Nagelberg LLP.

About Old National Bancorp

Old National Bancorp (NASDAQ: ONB), the holding company of Old National Bank, is the largest financial services holding company headquartered in Indiana. With $15.0 billion in assets, it ranks among the top 100 banking companies in the U.S. and has been recognized as a World’s Most Ethical Company by the Ethisphere Institute for six consecutive years. Since its founding in Evansville in 1834, Old National Bank has focused on community banking by building long-term, highly valued partnerships with clients. Today, Old National’s footprint includes Indiana, Kentucky, Michigan and Wisconsin. In addition to providing extensive services in retail and commercial banking, Old National offers comprehensive wealth management, investments and brokerage services. For more information and financial data, please visit Investor Relations at oldnational.com.

About Anchor Bancorp, Inc.

Anchor Bank, N.A., has been helping Minnesota customers achieve financial success, one relationship at a time, since 1967, and has achieved its place as one of the largest community banks in Minnesota through a solid dedication to integrity, excellence, and commitment to its customers, its employees, and the communities it serves. Headquartered in St. Paul, with more than $2 billion in assets, Anchor Bank is proud to offer a complete range of financial services for both individual and business clients. For more information about Anchor Bank’s business and personal services, visit anchorlink.com. Anchor Bank is subsidiary of Anchor Bancorp, Inc., a Minnesota corporation located in St. Paul, MN.

Conference Call

Old National will hold a conference call at 10:00 a.m. Central Time on Tuesday, August 8, 2017, to discuss the acquisition of Anchor Bank. The live audio web cast of the call, along with the corresponding presentation slides, will be available on the Company’s Investor Relations web page at oldnational.com and will be archived there for 12 months. A replay of the call will also be available from 7:00 a.m. Central Time on August 9 through August 22. To access the replay, dial 1-855-859-2056, Conference ID Code 67015905.

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Forward-Looking Statements

This press release contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements include, but are not limited to, statements about the expected timing, completion, financial benefits and other effects of the proposed merger between ONB and Anchor. Forward-looking statements can be identified by the use of the words “anticipate,” “believe,” “expect,” “intend,” “could” and “should,” and other words of similar meaning. These forward-looking statements express management’s current expectations or forecasts of future events and, by their nature, are subject to risks and uncertainties and there are a number of factors that could cause actual results to differ materially from those in such statements. Factors that might cause such a difference include, but are not limited to: expected cost savings, synergies and other financial benefits from the proposed merger might not be realized within the expected time frames and costs or difficulties relating to integration matters might be greater than expected; the requisite regulatory approvals for the proposed merger might not be obtained; satisfaction of other closing conditions; delay in closing the proposed merger; the reaction to the transaction of the companies’ customers and employees; market, economic, operational, liquidity, credit and interest rate risks associated with ONB’s and Anchor’s businesses; competition; government legislation and policies (including the impact of the Dodd-Frank Wall Street Reform and Consumer Protection Act and its related regulations); ability of ONB and Anchor to execute their respective business plans (including integrating the ONB and Anchor businesses); changes in the economy which could materially impact credit quality trends and the ability to generate loans and gather deposits; failure or circumvention of our internal controls; failure or disruption of our information systems; significant changes in accounting, tax or regulatory practices or requirements; new legal obligations or liabilities or unfavorable resolutions of litigations; other matters discussed in this press release and other factors identified in ONB’s Annual Report on Form 10-K and other periodic filings with the SEC. These forward-looking statements are made only as of the date of this press release, and neither ONB nor Anchor undertakes an obligation to release revisions to these forward-looking statements to reflect events or conditions after the date of this press release.

Additional Information About the Old National Bancorp/Anchor Bancorp, Inc. Transaction

Communications in this document do not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval. In connection with the proposed merger, ONB will file with the SEC a Registration Statement on Form S-4 that will include a Proxy Statement of Anchor and a Prospectus of ONB, as well as other relevant documents concerning the proposed transaction. Shareholders are urged to read the Registration Statement and the Proxy Statement/Prospectus regarding the merger when it becomes available and any other relevant documents filed with the SEC, as well as any amendments or supplements to those documents, because they will contain important information. A free copy of the Proxy Statement/Prospectus, as well as other filings containing information about ONB and Anchor, may be obtained at the SEC’s Internet site (http://www.sec.gov). You will also be able to obtain these documents, free of charge, from ONB at www.oldnational.com under the tab “Investor Relations” and then under the heading “Financial Information.” ONB and Anchor and certain of their directors and executive officers may be deemed to be participants in the solicitation of proxies from the shareholders of Anchor in connection with the proposed merger. Information about the directors and executive officers of ONB is set forth in the proxy statement for ONB’s 2017 annual meeting of shareholders, as filed with the SEC on a Schedule 14A on March 6, 2017. Additional information regarding the interests of those participants and other persons who may be deemed participants in the transaction may be obtained by reading the Proxy Statement/Prospectus regarding the proposed merger when it becomes available. Free copies of this document may be obtained as described in the preceding paragraph.

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